Exhibit 10.29

WAIVER AND THIRD AMENDMENT

          WAIVER AND THIRD AMENDMENT, dated as of October 30, 2003 (this “Amendment”), to the Loan and Security Agreement, dated as of June 10, 2002 (as amended before the date hereof, the “Loan Agreement”), among Del Global Technologies Corp. (“Del Global”), Bertan High Voltage Corp., RFI Corporation and Del Medical Imaging Corp. (collectively with Del Global, the “Borrowers”) and Transamerica Business Capital Corporation (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H :

          WHEREAS, the Borrowers and the Lender are parties to the Loan Agreement, under which the Lender has agreed to make, and has made, Loans and other extensions of credit and accommodations to the Borrowers on the terms and subject to the conditions set forth therein; and

          WHEREAS, the Borrowers have requested that the Lender agree, and the Lender has agreed, (i) to waive an Event of Default which has occurred and is continuing and (ii) to amend certain provisions of the Loan Agreement, each upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, the Borrowers and the Lender agree as follows:

          SECTION 1. Waiver. Effective as of the date hereof, the Lender hereby waives compliance with Section 8.5 of the Loan Agreement solely to the extent of the Borrowers’ failure to comply with the covenant contained therein for the period ended August 2, 2003.

          SECTION 2. Amendments to the Loan Agreement. Effective as of the date hereof, the Loan Agreement is amended as follows:

               (a) Sections 8.1, 8.2 and 8.4 are amended and restated as follows:

          “SECTION 8.1. Adjusted Earnings. The Adjusted Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

Minimum Adjusted
Period	Earnings

November 3, 2002 through November 3, 2003	$4,500,000

Minimum Adjusted
Period	Earnings

February 2, 2003 through February 2, 2004	4,500,000
May 2, 2003 through May 4, 2004 and each period of four consecutive fiscal quarters thereafter	6,000,000

          SECTION 8.2. Adjusted U.S. Earnings. The Adjusted U.S. Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

Minimum Adjusted
Period	U.S. Earnings

November 3, 2002 through November 3, 2003	$2,775,000
February 2, 2003 through February 2, 2004	2,775,000
May 2, 2003 through May 4, 2004	3,500,000
Each period of four consecutive fiscal quarters thereafter	4,000,000

          SECTION 8.4. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

Minimum Fixed Charge
Period	Coverage Ratio

August 4, 2002 through August 3, 2003	2.00:1.00
November 3, 2002 through November 3, 2003	1.75:1.00
February 2, 2003 through February 2, 2004	1.75:1.00
Each period of four consecutive fiscal quarters thereafter	2.00:1.00 ’.

               (b) Section 8.5 is amended by replacing “$24,000,000” with “$11,500,000”.

          SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received (a) counterparts of this Amendment, duly executed by the Borrowers, (b) payment of the costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Lender in connection with this Amendment and (c) an amendment fee in the amount of $25,000.

          SECTION 4. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

               (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York or Delaware, as the case may be, and is qualified to do business under the laws of such other jurisdictions in which its failure to so qualify could have a Material Adverse Effect.

               (b) The execution, delivery and performance by such Borrower of this Amendment (i) are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) such Borrower’s Governing Documents, (B) any Requirement of Law or (C) any Material Contract and (ii) will not result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower.

               (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by such Borrower of this Amendment.

               (d) This Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

               (e) Except as specified in Schedule 6.1(r) to the Loan Agreement or as otherwise disclosed through Del Global’s filings with the Securities and Exchange Commission, there is no pending or, to the best of such Borrower’s knowledge after due inquiry, threatened litigation, contested claim, investigation, arbitration or governmental proceeding by or against such Borrower before any court, Governmental Authority or arbitrator which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Amendment or the Loan Agreement as amended hereby.

               (f) Except as specified in Section 1 hereof, no Default has occurred and is continuing.

          SECTION 5. Reference to and Effect on the Loan Agreement.

               (a) On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

               (b) Except as specifically waived or amended above, (i) the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by each of the parties hereto and (ii) the Lender shall not be deemed to have waived any rights or remedies it may have under the Loan Agreement, any other Loan Document or applicable law.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

          SECTION 6. Costs and Expenses. The Borrowers agree to pay, on demand, all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment (including, without limitation, the reasonable fees and expenses of counsel to the Lender).

          SECTION 7. Counterparts; Telecopied Signatures. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

          SECTION 8. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DEL GLOBAL TECHNOLOGIES CORP.

By:	/s/ Thomas V. Gilboy

Thomas V. Gilboy
Chief Financial Officer

BERTAN HIGH VOLTAGE CORP.

By:	/s/ Thomas V. Gilboy

Thomas V. Gilboy
Chief Financial Officer

RFI CORPORATION

By:	/s/ Thomas V. Gilboy

Thomas V. Gilboy
Chief Financial Officer

DEL MEDICAL IMAGING CORP.

By:	/s/ Thomas V. Gilboy

Thomas V. Gilboy
Chief Financial Officer

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:	/s/ Michael S. Burns

Michael S. Burns
Senior Vice President